EXHIBIT 10.2
November 4, 2009
Mr. Thomas B. Michaud
c/o KBW, Inc.
787 Seventh Avenue
New York, NY 10019
Dear Tom:
     Reference is hereby made to the Amended and Restated Employment Agreement by and between KBW, Inc. and you, dated as December 31, 2008 (the “Employment Agreement”). This letter confirms the agreement between KBW, Inc. and you to amend the Employment Agreement to extend the Employment Period (as defined in the Employment Agreement) to January 31, 2010, and, subject to your execution of this letter below, hereby so amends the Employment Agreement.
     Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect in accordance with the terms and conditions thereof.
Very truly yours,
KBW, INC.

By:	/s/ Mitchell Kleinman
	Name:	Mitchell Kleinman
	Title:	General Counsel

Acknowledged & agreed:

/s/ Thomas B. Michaud	Date: November 4, 2009
THOMAS B. MICHAUD